WEINBERG & COMPANY, P.A. LETTER HEAD

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in the foregoing Registration Statement on Amendment No. 3 to the Form SB-2 of Clickable Enterprises, Inc. and Subsidiary of our report for the years ended March 31, 2004 and 2003, dated June 28, 2004, relating to the consolidated financial statements of Clickable Enterprises, Inc. and Subsidiary and to the reference to our firm under the caption "Experts" in the above-referenced Registration Statement.


                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants

Boca raton, Florida
September 13, 2004